Exhibit 99.1

OneWater Marine Inc. Announces Record Fiscal Second Quarter 2021 Results
Broad-based strength supported by Team’s execution and strong consumer demand;
Raising full year guidance to reflect continued sales and earnings outperformance

Fiscal Second Quarter 2021 Highlights
•	Record Revenue increased 74% to $329.6 million
•	Same-store sales increased 57%
•	Net income increased 10-times to $30.6 million, or $1.83 per diluted share
•	Adjusted EBITDA[1] increased 315% to $40.1 million

BUFORD, GA – April 29, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal second quarter ended March 31, 2021.

“Our business is firing on all cylinders, with fiscal second quarter revenues increasing to a record $330 million supporting a 315% increase in Adjusted EBITDA1 compared to the prior year Further, our high-margin finance & insurance and service, parts and other business lines continue to expand, underscoring the strength of our strategy to further diversify beyond new and used boats sales, providing another leg of growth for OneWater,” commented Austin Singleton, Chief Executive Officer at OneWater.

“As we implement our acquisition integration playbook, the addition of Tom George, Walker Marine and Roscioli, strengthens OneWater as we realize synergies and make operational improvements. The creation and expansion of OneWater Yacht Group will provide a broadened geographic footprint and expanded product portfolio. In addition, our technology investments continue to drive operational efficiencies across our business and enable us to capture a customer desire to get out on the water. I am extremely proud of our team’s ability to remain agile in today’s fast-paced, dynamic environment. We believe that current demand levels will remain heightened, as new and experienced boaters come to OneWater for our arsenal of premium boats and robust service capabilities,” Mr. Singleton concluded.

For the Three Months Ended March 31	2021	2020	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat sales	$239,654	$132,719	$106,935	80.6%
Pre-owned boat sales	56,082	38,186	17,896	46.9%
Finance & insurance income	11,789	8,083	3,706	45.8%
Service, parts & other sales	22,086	10,975	11,111	101.2%
Total revenues	$329,611	$189,963	$139,648	73.5%

Fiscal Second Quarter 2021 Results

Revenue for the fiscal second quarter 2021 was $329.6 million, an increase of 73.5% compared to $190.0 million in fiscal second quarter 2020, driven by an increase in sales across all boating categories and higher finance & insurance and service, parts and other sales. During the fiscal second quarter 2021 same-store sales increased 57%.

Gross profit totaled $88.8 million for the fiscal second quarter 2021, compared to $44.6 million for the fiscal second quarter 2020. Gross profit margin of 26.9% increased 340 basis points compared to the prior year primarily due to a shift in the mix and size of boat models sold, the Company’s focus on dynamic pricing, increases in service, parts & other sales, finance & insurance, and the emphasis on meeting customer demand.

1 See reconciliation of Non-GAAP financial measures below.

Fiscal second quarter 2021 selling, general and administrative expenses totaled $48.3 million, or 14.7% of revenue, compared to $32.4 million, or 17.0% of revenue, in the fiscal second quarter of 2020. The decrease in selling, general and administrative expenses as a percentage of revenue was due to the Company’s ability to leverage its existing expense structure to support the increase in revenue.

Net income for the fiscal second quarter of 2021 totaled $30.6 million, compared to $3.0 million in the fiscal second quarter of 2020. The significant increase was primarily due to higher sales and gross margins on boats sold in the period and a reduction in interest expense.

Fiscal second quarter 2021 Adjusted EBITDA (see reconciliation of Non-GAAP financial measures) increased to $40.1 million, compared to $9.7 million for the fiscal second quarter of 2020.

As of March 31, 2021, the Company’s cash and cash equivalents balance was $76.7 million, an increase of $56.3 million compared to $20.4 million as of March 31, 2020.

Liquidity totaled in excess of $100 million on March 31, 2021 including cash on hand and availability on the revolving line of credit and floor plan credit facility. Total inventory as of March 31, 2021 decreased sequentially to $186.1 million compared to $196.1 million on December 31, 2020, primarily due to the increased sales and tight inventory across the industry.

Fiscal Year 2021 Guidance

Given the broad-based outperformance in the first half of fiscal year 2021, OneWater is increasing its outlook. For the fiscal full year 2021, the Company now expects same store sales to increase in the mid-to-upper teens,  with Adjusted EBITDA to be in the range of $130 million to $135 million and diluted earnings per share to be in the range of $5.80 to $6.00, excluding any acquisitions that may be completed later in the year. This outlook assumes OneWater’s manufacturers can maintain production at the current pace to meet elevated demand levels in the face of industry-wide supply chain constraints.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal first quarter earnings on Thursday, April 29, 2021 at 8:30 am Eastern time. The conference call may be accessed by dialing (866) 220-5793 in the U.S./Canada or (615) 622-8064 for participants outside the U.S./Canada using the Conference ID #1757237. This call is being webcast and can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 69 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA as a measure of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Acquisition contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward looking Adjusted EBITDA is not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in the fair value of warrant liability, gain (loss) on contingent consideration, gain (loss) on extinguishment of debt and transaction costs. See reconciliation below.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the fair value adjustment of the warrants, gain or loss on contingent consideration, gain or loss on extinguishment of debt and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Same-Store Sales

We define same-store sales as sales from our stores excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our revenue on a same-store basis.  We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic on the Company’s business, the timing of development expenditures, effects of industry-wide supply chain challenges and our ability to maintain adequate inventory and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 3, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues
New boat sales	$239,654	$132,719	$391,482	$235,571
Pre-owned boat sales	56,082	38,186	94,662	71,257
Finance & insurance income	11,789	8,083	17,752	12,408
Service, parts & other sales	22,086	10,975	39,798	24,425
Total revenues	329,611	189,963	543,694	343,661

Gross Profit
New boat	52,507	24,465	81,803	41,362
Pre-owned boat	13,534	6,843	21,662	12,048
Finance & insurance	11,789	8,083	17,752	12,408
Service, parts & other	10,956	5,193	20,005	10,955
Total gross profit	88,786	44,584	141,222	76,773

Selling, general and administrative expenses	48,348	32,383	83,208	60,688
Depreciation and amortization	1,378	791	2,341	1,551
Transaction costs	368	2,925	568	3,362
Loss on contingent consideration	-	-	377	-
Income from operations	38,692	8,485	54,728	11,172

Other expense (income)
Interest expense – floor plan	330	2,525	1,250	5,184
Interest expense – other	1,215	2,457	2,139	4,310
Change in fair value of warrant liability	-	-	-	(771)
Other expense (income), net	5	52	(89)	65
Total other expense (income), net	1,550	5,034	3,300	8,788
Income before income tax expense	37,142	3,451	51,428	2,384
Income tax expense	6,550	472	9,061	472
Net income	30,592	2,979	42,367	1,912
Less: Net income attributable to non-controlling interests	-	103	-	350
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	10,117	1,791	14,104	477
Net income attributable to OneWater Marine Inc	$20,475	$1,085	$28,263	$1,085

Earnings per share of Class A common stock – basic	$1.88	$0.18	$2.61	$0.18
Earnings per share of Class A common stock – diluted	$1.83	$0.18	$2.55	$0.18

Basic weighted-average shares of Class A common stock outstanding	10,901	6,088	10,838	6,088
Diluted weighted-average shares of Class A common stock outstanding	11,171	6,088	11,083	6,088

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and share data)
(Unaudited)

	March 31, 2021	March 31, 2020
Cash	$76,713	$20,401
Restricted cash	10,769	567
Accounts receivable, net	41,005	19,839
Inventories	186,089	333,377
Prepaid expenses and other current assets	14,324	11,817
Total current assets	328,900	386,001

Property and equipment, net	64,612	16,699

Other assets:
Deposits	478	364
Deferred tax assets	13,113	2,845
Identifiable intangible assets	74,004	61,304
Goodwill	151,417	113,059
Total other assets	239,012	177,572
Total assets	$632,524	$580,272

Accounts payable	$25,931	$7,819
Other payables and accrued expenses	22,276	8,547
Customer deposits	39,395	13,471
Notes payable – floor plan	183,802	294,262
Current portion of long-term debt	13,995	7,012
Current portion of tax receivable agreement liability	306	-
Total current liabilities	285,705	331,111

Other long-term liabilities	8,634	1,540
Tax receivable agreement liability, net of current portion	17,560	-
Long-term debt, net of current portion and unamortized debt issuance costs	105,079	108,954
Total liabilities	416,978	441,605

Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of March 31, 2021 and March 31, 2020	-	-
Class A common stock, $0.01 par value, 40,000,000 shares authorized, 10,968,152 shares issued and outstanding as of March 31, 2021 and 6,087,906 shares issued and outstanding as of March 31, 2020	110	61
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 4,070,872 shares issued and outstanding as of March 31, 2021 and 8,462,392 shares issued and outstanding as of March 31, 2020	41	85
Additional paid-in capital	113,088	56,730
Retained earnings	44,959	1,085
Total stockholders’ equity attributable to OneWater Marine Inc. and members’ equity	158,198	57,961
Equity attributable to non-controlling interests	57,348	80,706
Total stockholders’ and members’ equity	215,546	138,667
Total liabilities, stockholders’ and members’ equity	$632,524	$580,272

ONEWATER MARINE INC.
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended March 31,		Six months ended March 31,
Description	2021	2020	2021	2020
Net income	$30,592	$2,979	$42,367	$1,912
Interest expense – other	1,215	2,457	2,139	4,310
Income taxes	6,550	472	9,061	472
Depreciation and amortization	1,378	791	2,341	1,551
Loss on contingent consideration	-	-	377	-
Transaction costs	368	2,925	568	3,362
Change in fair value of warrant liability	-	-	-	(771)
Other expense (income), net	5	52	(89)	65
Adjusted EBITDA	$40,108	$9,676	$56,764	$10,901